Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS FIRST-QUARTER RESULTS

TAMPA, Fla. (May 5, 2016) — TECO Energy, Inc. (NYSE:TE) today reported first-quarter non-GAAP results from continuing operations, which exclude $0.1 million of Emera transaction costs, of $73.8 million, or $0.31 on a per-share basis, compared with $64.5 million, or $0.28 on a per-share basis in 2015.

First-quarter 2016 net income was $73.8 million, or $0.31 per share, compared with $58.0 million, or $0.25 per share, in the first quarter of 2015. Net income from continuing operations was $73.7 million, or $0.31 per share, in the 2016 first quarter, compared with $63.8 million, or $0.27 per share, for the same period in 2015. The first quarter losses in discontinued operations of $5.8 million in 2015 reflected the operating results and charges associated with TECO Coal, which was sold in 2015.

TECO Energy President and Chief Executive Officer John Ramil said, “Our operating companies performed well in the first quarter, delivering good results despite the impact on energy sales of an El Niño winter weather pattern. The Florida operations continue to benefit from the state’s growing economy, with the number of electric and gas customers up 1.7% and 2.4%, respectively. Our New Mexico Gas operations delivered improved results from better winter weather and a continued focus on cost control. At the same time, we are making good progress to obtain the various approvals needed to close our transaction with Emera, with only the approval by the New Mexico Public Regulation Commission remaining.”

Non-GAAP Results

Non-GAAP results in the first quarter and 12-months-ended periods of 2016 and 2015 exclude costs related to the pending acquisition by Emera, and costs associated with the integration and acquisition of New Mexico Gas Co. (NMGC). The table below compares the TECO Energy GAAP net income with the non-GAAP measures used in this release.

Non-GAAP results exclude charges and gains contained in the Results Reconciliation table later in this release. See the Non-GAAP Presentation section and Results Reconciliation table later in this release for reconciliation to GAAP results and a discussion regarding this presentation of non-GAAP results and management’s use of this information.

All amounts included in the non-GAAP discussion below are after tax, unless otherwise noted.

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	3 months ended Mar. 31		12 months ended Mar. 31
(millions)	2016	2015	2016	2015
Net income	$73.8	$58.0	$189.3	$138.2
Discontinued operations	0.1	(5.8)	(61.8)	(83.6)

Net income from continuing operations	73.7	63.8	251.1	221.8
Charges	0.1	0.7	14.4	21.9

Non-GAAP Results from continuing operations	$73.8	$64.5	$265.5	$243.7

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains for the periods shown.

Segment Information

(millions)	3 months ended Mar. 31		12 months ended Mar. 31
Net Income Summary	2016	2015	2016	2015
Tampa Electric	$50.2	$48.2	$243.0	$227.5
Peoples Gas System	13.1	14.6	33.8	35.9
New Mexico Gas Co. (1)	15.2	13.9	25.4	24.5
Other - net	(4.8)	(12.9)	(51.1)	(66.1)

Net income from continuing operations	73.7	63.8	251.1	221.8
Discontinued operations (2)	0.1	(5.8)	(61.8)	(83.6)

Total net income	$73.8	$58.0	$189.3	$138.2

1.	The 12-months-ended 2015 period reflects results after the Sept. 2, 2014, closing of the NMGC acquisition.
2.	Discontinued operations for all periods shown include the operating results at TECO Coal, impairment charges and costs associated with the sale of TECO Coal.

All amounts included in the operating company discussions below are after tax, unless otherwise noted.

Tampa Electric

Tampa Electric’s net income for the first quarter of 2016 was $50.2 million, compared with $48.2 million for the same period in 2015. Results for the quarter reflected a 1.7% higher average number of customers, and higher energy sales primarily due to the higher number of customers. Results reflected operations and maintenance expense slightly higher than 2015, and higher depreciation and interest expenses. First-quarter net income in 2016 included $5.6 million of Allowance for Funds Used During Construction (AFUDC) equity, which represents allowed equity cost capitalized to construction costs, compared with $3.8 million in the 2015 quarter.

Total degree days in Tampa Electric’s service area in the first quarter of 2016 were 3% above normal, but 4% below the 2015 period, when degree days were 6% above normal. Total net energy for load increased 1.7% in the first quarter of 2016, compared with the same period in 2015. In the 2016 period, pretax base revenues were $6.2 million

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higher than in 2015, driven by customer growth and higher energy sales. The quarter included more than $1 million of higher pretax base revenue from higher base rates, as a result of the 2013 rate case settlement.

While net energy for load is a calendar measurement of retail energy sales rather than a billing-cycle measurement, the quarterly energy sales shown on the operating statistical summary that accompanies this earnings release reflect the energy sales based on billing cycles, which can vary period to period. Retail energy sales to residential and commercial customers increased primarily from weather and customer growth. Sales to non-phosphate industrial customers increased due to the strength of the Tampa area economy. Sales to lower-margin industrial-phosphate customers decreased as self-generation by those customers increased.

Operations and maintenance expense, excluding all Florida Public Service Commission (FPSC)-approved cost-recovery clauses, was slightly higher than in the 2015 quarter, reflecting higher costs to safely and reliably operate and maintain the generating, transmission and distribution systems, essentially offset by lower employee-related costs, primarily due to the lower level of short-term incentive accruals for all employees in 2016 compared to 2015. Depreciation and amortization expense increased $2.0 million in 2016, as a result of normal additions to facilities to reliably serve customers, and interest expense increased $0.7 million due to higher long-term debt balances.

Peoples Gas

Peoples Gas System (PGS) reported net income of $13.1 million for the first quarter, compared with $14.6 million in the 2015 quarter. Average customer growth was 2.4% in the quarter. Therm sales to residential customers decreased as a result of mild winter weather that was partially offset by customer growth. Sales to commercial customers increased due to customer growth from the stronger economy and increased sales of compressed natural gas to vehicle fleets. Sales to power-generation customers and off-system sales increased, reflecting higher levels of operation by gas-fired generation in the state due to lower natural gas prices. First-quarter results in 2016 reflected non-fuel operations and maintenance expense $1.0 million higher than in 2015, driven by higher operating and compliance costs, partially offset by lower employee-related costs, primarily due to the lower level of short-term incentive accruals for all employees in 2016 compared to 2015. Depreciation and amortization increased slightly due to normal additions to facilities to serve customers.

NMGC

NMGC reported first-quarter net income of $15.2 million, compared with $13.9 million in the 2015 period. Results reflected the benefit of heating degree days that were almost 3% higher than 2015, but nearly 7% below normal. Growth in the average number of customers in the 2016 quarter was 0.6%. Operating and maintenance expense was slightly lower from acquisition synergies and a focus on cost control. Results included $1.9 million of pretax rate credits to customers under the Certification of Stipulation approved by the New Mexico Public Regulation Commission (NMPRC) in 2014.

Other - net

The first quarter 2016 non-GAAP cost from continuing operations for Other – net

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of $4.7 million excluded $0.1 million of costs associated with the pending Emera transaction, compared with the non-GAAP cost of $12.2 million in 2015, which excluded $0.7 million of NMGC-related integration costs. First-quarter results in 2016 reflected a $5.8 million tax benefit due to an accounting rule change related to stock-based incentive compensation, and lower interest expense as a result of refinancing debt maturities. The GAAP cost from continuing operations for Other – net in the first quarter of 2016 was $4.8 million, compared with a cost of $12.9 million in 2015.

Discontinued Operations

The sale of TECO Coal closed in September 2015. The $0.1 million first quarter gain recorded in discontinued operations reflects a refund of prepaid costs recorded in the Other – net segment, compared with a $5.8 million loss in the 2015 period, which reflected TECO Coal’s operating results prior to its sale.

Emera Acquisition Progress

•	On Oct. 19, 2015, TECO Energy and Emera filed for approval of the merger with the NMPRC Docket No. 15-00327-UT. On April 11, TECO Energy and Emera announced that they had filed an unopposed stipulation with the NMPRC reflecting a settlement reached with intervening parties in the acquisition case currently pending before the NMPRC for approval of Emera’s acquisition of TECO Energy and the indirect acquisition of NMGC. This stipulation was subject to a public hearing before the hearing examiner, which was held May 2. A final recommendation by the hearing examiner and final approval of the merger by the NMPRC are required.

•	On Dec. 3, 2015, TECO Energy shareholders approved the merger with Emera.

•	On Jan. 20, 2016, the Federal Energy Regulatory Commission (FERC) issued an order authorizing the merger, finding that it is consistent with the public interest.

•	On Feb. 8 the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) expired without comment.

•	On March 23, Emera announced that the Committee on Foreign Investment in the United States (CFIUS) had completed its review of the acquisition of TECO Energy and had determined that there are no unresolved national security concerns with respect to the acquisition.

Non-GAAP Presentation

Management believes it is helpful to present a non-GAAP measure of performance that reflects the ongoing operations of TECO Energy’s businesses and that allows investors to better understand and evaluate the business as it is expected to operate in future periods.

Management and the board of directors use non-GAAP measures as a tool for measuring the company’s performance, for making decisions that are dependent upon the profitability of the company’s various operating units, and for determining levels of incentive compensation.

The non-GAAP measures of financial performance used by the company are not measures of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures

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as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-GAAP presentation of results from operations may not be comparable to similarly titled measures used by other companies.

The Results Reconciliation table below presents non-GAAP financial results after eliminating the effects of identified charges and gains. This provides investors additional information to assess the company’s results and future earnings potential.

Results Reconciliation

(millions)	3 months ended March 31		12 months ended March 31
	2016	2015	2016	2015
GAAP net income	$73.8	$58.0	$189.3	$138.2
Discontinued operations	0.1	(5.8)	(61.8)	(83.6)

Net income from continuing operations	73.7	63.8	251.1	221.8

Add consolidated deferred tax balance adjustment (net)	—	—	—	6.7
Add Emera transaction related costs	0.1	—	13.2	—
Add costs associated with the acquisition and integration of NMGC	—	0.7	1.2	15.2

Total charges	0.1	0.7	14.4	21.9

Non-GAAP results (1)	$73.8	$64.5	$265.5	$243.7

(1)	A non-GAAP financial measure is a numerical measure that includes or excludes amounts, or is subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure.

TECO Energy Inc. (NYSE: TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves nearly 725,000 customers in West Central Florida; Peoples Gas System serves nearly 365,000 customers across Florida; and New Mexico Gas Co. serves more than 515,000 customers across New Mexico.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release, except as may be required by law. Factors that could impact actual results include: the ability to successfully close the merger with Emera on the anticipated schedule, if at all; regulatory actions by federal, state or local authorities; the ability to successfully implement the integration plans for NMGC and generate the expected financial results; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required; general economic conditions affecting customer growth and energy sales at the utility companies; economic

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conditions affecting the Florida and New Mexico economies; weather variations and customer energy usage patterns affecting sales and operating costs at the utilities and the effect of weather conditions on energy consumption; the effect of extreme weather conditions or hurricanes; general operating conditions; input commodity prices affecting cost at all of the operating companies; natural gas demand at the utilities; and the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2015.

Summary Information (as of March 31)

(Millions except per-share amounts)	Three Months Ended		Twelve Months Ended
	2016	2015	2016	2015
Revenues	$659.5	$693.0	$2,710.0	$2,681.5

Net income from continuing operations	$73.7	$63.8	$251.1	$221.8
Net income from discontinued operations	0.1	(5.8)	(61.8)	(83.6)

Net income	$73.8	$58.0	$189.3	$138.2

Earnings per share from continuing operations- basic	$0.31	$0.27	$1.07	$0.97
Earnings per share from discontinued operations – basic	—	(0.02)	(0.26)	(0.37)

Total earnings per share – basic	$0.31	$0.25	$0.81	$0.60

Total earnings per share – diluted	$0.31	$0.25	$0.81	$0.60
Average common shares outstanding – basic	234.0	232.8	233.4	227.2
Average common shares outstanding – diluted	235.2	233.5	235.0	227.8

Contact:	News Media: Cherie Jacobs – (813) 228-4945 Investor Relations: Mark Kane – (813) 228-1772 Internet: http://www.tecoenergy.com

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MARCH 2016

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended Mar. 31,		Twelve Months Ended Mar. 31,
(millions except share data)	2016	2015	2016	2015
Revenues
Regulated electric and gas	$656.3	$689.9	$2,698.1	$2,671.5
Unregulated	3.2	3.1	11.9	10.0

Total revenues	659.5	693.0	2,710.0	2,681.5

Expenses
Regulated operations & maintenance
Fuel	115.2	144.1	609.7	686.9
Purchased power	14.4	17.1	76.1	70.3
Cost of natural gas sold	96.8	103.0	265.4	265.5
Other	142.3	143.7	611.8	570.9
Operations & maintenance other expense	0.0	1.6	21.2	28.0
Depreciation and amortization	89.8	85.5	353.3	325.0
Taxes, other than income	52.9	51.8	208.4	199.0

Total expenses	511.4	546.8	2,145.9	2,145.6

Income from operations	148.1	146.2	564.1	535.9

Other income (expense)
Allowance for other funds used during construction	5.7	3.8	19.3	12.0
Other income	1.5	1.6	3.3	3.0

Total other income	7.2	5.4	22.6	15.0

Interest charges
Interest expense	48.9	49.8	194.3	185.2
Allowance for borrowed funds used during construction	(3.0)	(1.9)	(9.8)	(5.8)

Total interest charges	45.9	47.9	184.5	179.4

Income before provision for income taxes	109.4	103.7	402.2	371.5
Provision for income taxes	35.7	39.9	151.1	149.7

Income from continuing operations	73.7	63.8	251.1	221.8
Discontinued operations
Income (loss) from discontinued operations	0.2	(9.6)	(96.5)	(136.3)
Provision (benefit) for income taxes	0.1	(3.8)	(34.7)	(52.7)

Income (loss) from discontinued operations, net	0.1	(5.8)	(61.8)	(83.6)

Net income	$73.8	$58.0	$189.3	$138.2

Average common shares outstanding - basic (millions)	234.0	232.8	233.4	227.2
Average common shares outstanding - diluted (millions)	235.2	233.5	235.0	227.8
Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.31	$0.27	$1.07	$0.97
Earnings per share from continuing operations — diluted	$0.31	$0.27	$1.07	$0.97
Earnings per share from discontinued operations — basic	$0.00	($0.02)	($0.26)	($0.37)
Earnings per share from discontinued operations — diluted	$0.00	($0.02)	($0.26)	($0.37)
Earnings per share attributable to TECO Energy — basic	$0.31	$0.25	$0.81	$0.60
Earnings per share attributable to TECO Energy — diluted	$0.31	$0.25	$0.81	$0.60

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(millions)	Mar. 31, 2016	Dec. 31, 2015
Assets
Current assets
Cash and cash equivalents	$46.1	$23.8
Receivables	240.1	280.7
Inventories at average cost
Fuel	118.3	113.4
Materials and supplies	77.1	76.8
Deferred income taxes	0.0	0.0
Prepayments and other current assets	25.4	30.8
Regulatory assets	40.2	44.8
Assets held for sale	0.0	0.0

Total current assets	547.2	570.3

Property, plant and equipment
Utility plant in service
Electric	7,328.3	7,270.3
Gas	2,154.1	2,113.8
Construction work in progress	816.9	794.7
Other property	16.1	15.9

Property plant and equipment at original cost	10,315.4	10,194.7
Accumulated depreciation	(2,762.4)	(2,712.9)

Total property, plant and equipment, net	7,553.0	7,481.8

Other assets
Regulatory assets	393.4	395.2
Goodwill	408.4	408.4
Deferred charges and other assets	79.1	77.8
Assets held for sale	0.0	0.0

Total other assets	880.9	881.4

Total assets	$8,981.1	$8,933.5

Liabilities and capital
Current liabilities
Long-term debt due within one year	$83.3	$333.3
Notes payable	513.0	247.0
Accounts payable	189.5	255.4
Other current liabilities	25.2	22.6
Customer deposits	176.7	182.1
Derivative liabilities	22.3	24.1
Interest accrued	54.0	36.2
Taxes accrued	28.2	13.2
Regulatory liabilities	108.4	84.8
Liabilities associated with assets held for sale	0.0	0.0

Total current liabilities	1,200.6	1,198.7

Other liabilities
Deferred income taxes	607.0	570.7
Investment tax credits	10.4	10.5
Regulatory liabilities	709.4	715.8
Derivative liabilities	0.8	2.1
Deferred credits and other liabilities	380.9	387.5
Liabilities associated with assets held for sale	0.0	0.0
Long-term debt, less amount due within one year	3,489.7	3,489.2

Total other liabilities	5,198.2	5,175.8

Total liabilities	6,398.8	6,374.5
Capital
Common equity	235.5	235.3
Additional paid in capital	1,894.8	1,894.5
Retained earnings	463.5	441.4
Accumulated other comprehensive loss	(11.5)	(12.2)

Total capital	2,582.3	2,559.0

Total liabilities and capital	$8,981.1	$8,933.5

Book Value Per Share	$10.96	$10.88

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Twelve Months Ended
	Mar. 31,		Mar. 31,
(millions)	2016	2015	2016	2015
Cash flows from operating activities
Net income	$73.8	$58.0	$189.3	$138.2
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	89.8	85.9	354.1	342.9
Deferred income taxes & Investment tax credits	36.1	36.0	117.6	96.7
Allowance for other funds used during construction	(5.7)	(3.8)	(19.3)	(12.0)
Non-cash stock compensation	3.0	3.9	12.2	12.9
Loss (gain) on disposals of business / assets, pretax	0.0	0.0	13.2	(0.1)
Deferred recovery clause	26.4	(5.7)	58.5	(23.5)
Asset impairment, pretax	0.0	0.0	78.6	115.9
Receivables, less allowance for uncollectibles	40.6	51.0	25.7	(3.7)
Inventories	(5.2)	(15.7)	(12.1)	(3.1)
Prepayments and other current assets	2.8	(10.9)	5.6	(8.0)
Taxes accrued	18.1	1.7	0.5	(12.7)
Interest accrued	17.8	17.8	(3.7)	2.2
Accounts payable	(59.1)	(63.5)	(57.2)	(14.8)
Other	(6.8)	(7.7)	(66.5)	(5.0)

	231.6	147.0	696.5	625.9

Cash flows from investing activities
Capital expenditures	(168.0)	(156.2)	(751.5)	(726.1)
Purchase of a business, net of cash acquired	0.0	0.0	0.0	(751.5)
Net proceeds from sale of business / assets	0.0	(0.1)	0.1	(0.1)
Other investments	(0.2)	(0.1)	(0.3)	(8.0)

	(168.2)	(156.4)	(751.7)	(1,485.7)

Cash flows from financing activities
Dividends and dividend equivalents	(54.3)	(53.0)	(213.0)	(204.2)
Proceeds from sale of common stock	3.9	2.8	8.5	303.5
Proceeds from long-term debt	0.0	0.0	499.7	563.6
Repayment of long-term debt / Purchase in lieu of redemption	(250.0)	0.0	(524.5)	(83.3)
Net increase (decrease) in short-term debt (maturities of 90 days or less)	(134.0)	67.0	(93.0)	177.0
Proceeds from other short-term debt (maturities over 90 days)	400.0	0.0	400.0	0.0
Other financing activities	(6.7)	0.0	(9.2)	(1.0)

	(41.1)	16.8	68.5	755.6

Net increase (decrease) in cash and cash equivalents	22.3	7.4	13.3	(104.2)
Cash and cash equivalents at beginning of period	23.8	25.4	32.8	137.0

Cash and cash equivalents at end of period	$46.1	$32.8	$46.1	$32.8

Supplemental disclosure of non-cash activities
Debt assumed in NMGI acquisition	$0.0	$0.0	$0.0	200.0
Change in accrued capital expenditures - excluded above	($6.0)	$11.5	($9.5)	$10.3

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

(millions)		Tampa Electric	Peoples Gas	TECO Coal	NMGC	Other	Eliminations	TECO Energy
Three months ended Mar. 31,
2016	Revenues - outsiders	$423.4	$126.8	$—	$106.6	$2.7	$—	$659.5
	Sales to affiliates	1.1	4.4	—	—	—	(5.5)	—

	Total revenues	424.5	131.2	—	106.6	2.7	(5.5)	659.5
	Depreciation and amortization	66.1	14.8	—	8.4	0.5	—	89.8
	Total interest charges (2)	23.8	3.7	—	3.0	15.6	(0.2)	45.9
	Allocated interest expense (2)	—	—	—	—	0.2	(0.2)	—
	Provision (Benefit) for income taxes	27.8	8.9	—	9.7	(10.7)	—	35.7
	Net income (loss) from continuing operations	50.2	13.1	—	15.2	(4.8)	—	73.7
	Income (loss) from discontinued operations, net of tax (3)	—	—	—	—	0.1	—	0.1
	Net income (loss) (1)	$50.2	$13.1	$—	$15.2	$(4.7)	$—	$73.8

2015	Revenues - outsiders	$449.8	$121.7	$—	$119.0	$2.5	$—	$693.0
	Sales to affiliates	0.8	1.2	—	—	—	(2.0)	—

	Total revenues	450.6	122.9	—	119.0	2.5	(2.0)	693.0
	Depreciation and amortization	62.9	13.9	—	8.4	0.3	—	85.5
	Total interest charges (2)	23.5	3.5	—	3.3	17.9	(0.3)	47.9
	Allocated interest expense (2)	—	—	—	—	0.3	(0.3)	—
	Provision (Benefit) for income taxes	27.4	9.2	—	9.0	(5.7)	—	39.9
	Net income (loss) from continuing operations	48.2	14.6	—	13.9	(12.9)	—	63.8
	Income (loss) from discontinued operations, net of tax (3)	—	—	(6.0)	—	0.2	—	(5.8)
	Net income (loss) (1)	$48.2	$14.6	$(6.0)	$13.9	$(12.7)	$—	$58.0

Twelve months ended Mar. 31,
2016	Revenues - outsiders	$1,988.6	$406.6	$—	$304.2	$10.6	$—	$2,710.0
	Sales to affiliates	3.7	9.2	—	—	—	(12.9)	—

	Total revenues	1,992.3	415.8	—	304.2	10.6	(12.9)	2,710.0
	Depreciation and amortization	260.1	57.6	—	33.9	1.7	—	353.3
	Total interest charges (2)	95.4	14.7	—	12.7	62.9	(1.2)	184.5
	Allocated interest expense (2)	—	—	—	—	1.2	(1.2)	—
	Provision (Benefit) for income taxes	144.1	21.5	—	16.1	(30.6)	—	151.1
	Net income (loss) from continuing operations	243.0	33.8	—	25.4	(51.1)	—	251.1
	Income (loss) from discontinued operations, net of tax (3)	—	—	(63.6)	—	1.8	—	(61.8)
	Net income (loss) (1)	$243.0	$33.8	$(63.6)	$25.4	$(49.3)	$—	$189.3

2015	Revenues - outsiders	$2,016.8	$397.7	$—	$256.5	$10.5	$—	$2,681.5
	Sales to affiliates	1.6	2.1	—	—	0.2	(3.9)	—

	Total revenues	2,018.4	399.8	—	256.5	10.7	(3.9)	2,681.5
	Depreciation and amortization	249.4	54.6	—	19.4	1.6	—	325.0
	Total interest charges (2)	94.2	13.9	—	7.6	68.0	(4.3)	179.4
	Allocated interest expense (2)	—	—	—	—	4.3	(4.3)	—
	Provision (Benefit) for income taxes	134.0	22.7	—	16.1	(23.1)	—	149.7
	Net income (loss) from continuing operations	227.5	35.9	—	24.5	(66.1)	—	221.8
	Income (loss) from discontinued operations, net of tax (3)	—	—	(86.5)	—	2.9	—	(83.6)
	Net income (loss) (1)	$227.5	$35.9	$(86.5)	$24.5	$(63.2)	$—	$138.2

(1)	Results are based on GAAP net income. For a complete reconciliation between GAAP and non-GAAP items, see Results Reconciliation in Earnings Release.
(2)	Segment net income is reported on a basis that includes internally allocated financing costs. Internally allocated costs were at pretax rates of 6.00% for April 2014 through March 2016.
(3)	All periods have been adjusted to reflect the reclassification of results from operations to discontinued operations for TECO Coal and certain charges at Other, including Parent and TECO Diversified, that directly relate to TECO Coal and TECO Guatemala.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended Mar. 31,	2016	2015	Percent Change	2016	2015	Percent Change
Residential	$217,436	$213,401	1.9	1,914,557	1,839,405	4.1
Commercial	132,783	132,988	(0.2)	1,387,966	1,350,118	2.8
Industrial — Phosphate	13,099	13,421	(2.4)	163,531	167,726	(2.5)
Industrial — Other	25,475	24,760	2.9	297,259	279,416	6.4
Other sales of electricity	39,517	40,528	(2.5)	401,296	400,065	0.3

	428,310	425,098	0.8	4,164,609	4,036,730	3.2
Deferred and other revenues	(19,433)	7,468	(360.2)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	1,399	1,885	(25.8)	50,317	53,508	(6.0)
Other operating revenue	14,232	16,104	(11.6)	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$424,508	$450,555	(5.8)	4,214,926	4,090,238	3.0

Average customers	726,142	714,028	1.7	—	—	—

Retail Net Energy For Load				4,317,006	4,243,704	1.7

Total Degree Days				602	630	(4.4)

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended Mar. 31,	2016	2015	Percent Change	2016	2015	Percent Change
Residential	$1,044,299	$1,007,429	3.7	9,120,173	8,672,349	5.2
Commercial	607,798	600,232	1.3	6,338,515	6,141,447	3.2
Industrial — Phosphate	52,757	56,603	(6.8)	651,043	697,030	(6.6)
Industrial — Other	107,797	105,027	2.6	1,232,145	1,174,715	4.9
Other sales of electricity	176,179	179,919	(2.1)	1,792,477	1,805,161	(0.7)

	1,988,830	1,949,210	2.0	19,134,353	18,490,702	3.5
Deferred and other revenues	(55,692)	1,935	(2,978.1)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	3,234	7,871	(58.9)	112,097	206,256	(45.7)
Other operating revenue	55,848	59,377	(5.9)	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$1,992,220	$2,018,393	(1.3)	19,246,450	18,696,958	2.9

Average customers	721,742	709,088	1.8	—	—	—

Retail Net Energy For Load				20,176,559	19,371,798	4.2

Total Degree Days				4,701	4,098	14.7

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Mar. 31,			Percent			Percent
	2016	2015	Change	2016	2015	Change
By Customer Segment:
Residential	$50,501	$49,258	2.5	32,935	34,362	(4.2)
Commercial	42,796	41,585	2.9	141,130	138,171	2.1
Industrial	3,295	3,242	1.6	83,451	76,123	9.6
Off System Sales	12,882	7,803	65.1	53,877	23,421	130.0
Power generation	2,089	1,936	7.9	190,569	184,609	3.2
Other revenues	16,601	16,125	3.0	—	—	—

	$128,164	$119,949	6.8	501,962	456,686	9.9

By Sales Type:
System supply	$75,427	$69,434	8.6	94,095	66,284	42.0
Transportation	36,136	34,390	5.1	407,867	390,402	4.5
Other revenues	16,601	16,125	3.0	—	—	—

	$128,164	$119,949	6.8	501,962	456,686	9.9

Average customers	367,530	359,043	2.4	—	—	—

	Operating Revenues*			Therms*
Twelve Months Ended Mar. 31,			Percent			Percent
	2016	2015	Change	2016	2015	Change
By Customer Segment:
Residential	$138,268	$143,631	(3.7)	73,466	81,867	(10.3)
Commercial	140,012	139,796	0.2	473,735	467,729	1.3
Industrial	13,029	12,709	2.5	296,298	278,422	6.4
Off System Sales	54,901	38,710	41.8	196,886	92,070	113.8
Power generation	7,351	6,828	7.7	764,247	672,471	13.6
Other revenues	50,968	48,611	4.8	—	—	—

	$404,529	$390,285	3.6	1,804,632	1,592,559	13.3

By Sales Type:
System supply	$231,339	$223,508	3.5	296,483	203,063	46.0
Transportation	122,222	118,166	3.4	1,508,149	1,389,496	8.5
Other revenues	50,968	48,611	4.8	—	—	—

	$404,529	$390,285	3.6	1,804,632	1,592,559	13.3

Average customers	363,299	355,685	2.1	—	—	—

*	in thousands

NEW MEXICO GAS COMPANY

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Mar. 31,			Percent			Percent
	2016	2015	Change	2016	2015	Change
By Customer Segment:
Residential	$77,742	$87,458	(11.1)	122,600	121,240	1.1
Commercial	19,817	23,207	(14.6)	42,008	41,056	2.3
Industrial	169	218	(22.5)	433	425	1.9
Off System Sales	611	308	98.4	3,870	1,200	222.5
On System Transportation	6,591	6,092	8.2	95,072	84,734	12.2
Off System Transportation	212	205	3.4	11,131	10,308	8.0
Other revenues	1,471	1,487	(1.1)	—	—	—

	$106,613	$118,975	(10.4)	275,114	258,963	6.2

By Sales Type:
System supply	$98,339	$111,191	(11.6)	168,911	163,921	3.0
Transportation	6,803	6,297	8.0	106,203	95,042	11.7
Other revenues	1,471	1,487	(1.1)	—	—	—

	$106,613	$118,975	(10.4)	275,114	258,963	6.2

Average customers	519,714	516,785	0.6

Total Degree Days				1,970	1,920	2.6

	Operating Revenues*			Therms*
Twelve Months Ended Mar. 31,			Percent			Percent
	2016	2015(1)	Change	2016	2015(1)	Change
By Customer Segment:
Residential	$219,450	$256,290	(14.4)	292,596	282,727	3.5
Commercial	56,208	73,308	(23.3)	105,311	105,848	(0.5)
Industrial	1,154	1,665	(30.7)	2,565	2,719	(5.7)
Off System Sales	611	308	98.4	3,870	1,200	222.5
On System Transportation	19,613	19,116	2.6	339,010	316,694	7.0
Off System Transportation	909	884	2.8	48,019	46,227	3.9
Other revenues	6,227	6,479	(3.9)	—	—	—

	$304,172	$358,050	(15.0)	791,371	755,415	4.8

By Sales Type:
System supply	$277,423	$331,571	(16.3)	404,342	392,494	3.0
Transportation	20,522	20,000	2.6	387,029	362,921	6.6
Other revenues	6,227	6,479	(3.9)	—	—	—

	$304,172	$358,050	(15.0)	791,371	755,415	4.8

Average customers	516,799	513,197	0.7

Total Degree Days				4,139	4,012	3.2

(1)	Information presented for 2014 is for comparative purposes only, as this was before the date of acquisition (Sep. 2, 2014).
*	in thousands